EXHIBIT 14.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statement of Cimatron Ltd. on Form S-8, file number 333-12458 and each prospectus constituting a part thereof, of our report dated February 24, 2002 with respect to the consolidated financial statements of Cimatron Ltd. for the year ended December 31, 2001, which report is included in the Annual Report on Form 20-F of Cimatron Ltd. for the year ended December 31, 2003.

/s/ ZIV HAFT
Certified Public Accountants (Isr.)
BDO Member Firm

Tel Aviv, Israel
June 30, 2004